Exhibit h.2
        FUND ADMINISTRATION SERVICING AGREEMENT


     THIS AGREEMENT is made and entered into as of this
1st  day  of September, 1999, by and between  Frontegra
Funds,   Inc.,   a  Maryland  corporation  (hereinafter
referred to as the "Company"), and Firstar Mutual  Fund
Services,  LLC,  a Wisconsin limited liability  company
(hereinafter referred to as "Firstar").

     WHEREAS,  the  Company is an  open-end  management
investment  company  which  is  registered  under   the
Investment  Company Act of 1940, as amended (the  "1940
Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS, Firstar is in the business of providing, among other things, fund administration services to investment companies; and

     WHEREAS, the Company desires to retain Firstar to act as Administrator for each series of the Company listed on Exhibit A attached hereto (each, a "Fund"), as may be amended from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Firstar agree as follows:

1.   Appointment of Administrator

     The    Company   hereby   appoints   Firstar    as
Administrator   of  the  Company  on  the   terms   and
conditions set forth in this Agreement, and Firstar hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.   Duties and Responsibilities of Firstar

     A.   General Fund Management

          1.  Act as liaison among all Fund service providers

          2.  Coordinate board communication by:

              a.  Assisting Company counsel in establishing meeting agendas
              b. Preparing board reports based on financial and administrative data
              c.  Evaluating independent auditor

              d. Securing and monitoring fidelity bond and director and officer liability coverage, and making the necessary
                  SEC filings relating thereto
              e.  Preparing minutes of meetings of the board and shareholders

          3.  Audits

              a.  Prepare appropriate schedules and assist independent auditors
              b.  Provide information to SEC and facilitate audit process
              c.  Provide office facilities

          4.  Assist in overall operations of the Fund

          5.  Pay Fund expenses upon written authorization from the Company

     B.   Compliance

          1.  Regulatory Compliance

               a.  Monitor compliance with 1940 Act requirements, including:

                   1)  Asset diversification tests
                   2)  Total return and SEC yield calculations
                   3)  Maintenance of books and records under Rule 31a-3
                   4) Code of Ethics for the disinterested directors of the Fund

               b. Monitor Fund's compliance with the policies and investment limitations of the Company as set forth in its Prospectus and Statement of Additional Information

          2.  Blue Sky Compliance

              a. Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the
                  Company so as to enable   the  Company  to  make   a
                  continuous  offering of its  shares in all states
              b.  Monitor status and maintain registrations in each state

          3.  SEC Registration and Reporting

              a.  Assist Company counsel in updating Prospectus and
                  Statement of  Additional   Information   and   in
                  preparing proxy  statements and Rule 24f-2 notices
              b.  Prepare annual and semiannual reports

              c.  Coordinate  the  printing of  publicly
                  disseminated Prospectuses and reports
              d.  File fidelity bond under Rule 17g-1
              e.  File shareholder reports under Rule 30b2-1

          4.  IRS Compliance

              a. Monitor Company's status as a regulated investment company under Subchapter M through review of the following:

                  1)  Asset diversification requirements
                  2)  Qualifying income requirements
                  3)  Distribution requirements

              b.  Calculate required distributions
                  (including excise tax distributions)

     C.   Financial Reporting

          1.  Provide  financial data required by  Fund's
              Prospectus  and Statement of  Additional Information
          2. Prepare financial reports for shareholders, the board, the SEC, and independent auditors
          3. Supervise the Company's Custodian and Company Accountants in the maintenance of the Company's general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Company's net assets and of the Company's shares, and of the declaration and payment of dividends and other distributions to shareholders

     D.   Tax Reporting

          1. Prepare and file on a timely basis appropiate federal and state tax returns including Forms 1120/8610 with any necessary schedules

          2.  Prepare state income breakdowns where  relevant

          3. File Form 1099 Miscellaneous for payments to directors and other service providers

          4.  Monitor wash losses

          5.  Calculate  eligible dividend income for corporate shareholders

3.   Compensation

     The  Company, on behalf of the Fund, agrees to pay
Firstar for the performance of the duties listed in this Agreement, the fees and out-of-pocket expenses as set forth in the Fund Accounting Servicing Agreement dated as of September 1, 1999, between the Company and Firstar.

     These fees may be changed from time to time, subject to mutual written Agreement between the Company and Firstar.

     The   Company   agrees  to  pay   all   fees   and
reimbursable expenses within ten (10) business days following the receipt of the billing notice.

4.   Performance of Service; Limitation of Liability

     A.   Firstar shall exercise reasonable care in the
performance   of  its  duties  under  this   Agreement.
Firstar  shall not be liable for any error of  judgment
or  mistake  of  law or for any loss  suffered  by  the
Company  in  connection  with  matters  to  which  this
Agreement  relates,  including  losses  resulting  from
mechanical  breakdowns or the failure of  communication
or  power  supplies beyond Firstar's control, except  a
loss  resulting from Firstar's refusal  or  failure  to
comply  with  the terms of this Agreement or  from  bad
faith, negligence, or willful misconduct on its part in
the  performance  of its duties under  this  Agreement.
Notwithstanding any other provision of this  Agreement,
the  Company shall indemnify and hold harmless  Firstar
from  and against any and all claims, demands,  losses,
expenses,  and  liabilities (whether  with  or  without
basis   in  fact  or  law)  of  any  and  every  nature
(including  reasonable attorneys' fees)  which  Firstar
may  sustain or incur or which may be asserted  against
Firstar  by any person arising out of any action  taken
or omitted to be taken by it in performing the services
hereunder   (i)   in  accordance  with  the   foregoing
standards, or (ii) in reliance upon any written or oral instruction provided to Firstar by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to Firstar and as amended from time to time in writing by resolution of the Board of Directors of the Company.

          Firstar  shall indemnify and hold the Company
harmless  from and against any and all claims, demands,
losses,  expenses,  and liabilities  (whether  with  or
without  basis in fact or law) of any and every  nature
(including  reasonable  attorneys'  fees)   which   the
Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by Firstar as a result of Firstar's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

          In  the  event  of a mechanical breakdown  or
failure  of communication or power supplies beyond  its
control,  Firstar  shall take all reasonable  steps  to
minimize service interruptions for any period that such
interruption   continues  beyond   Firstar's   control.
Firstar  will make every reasonable effort  to  restore
any  lost  or  damaged  data  and  correct  any  errors
resulting  from  such a breakdown  at  the  expense  of
Firstar.   Firstar agrees that it shall, at all  times,
have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect Firstar's premises and operating capabilities at any time during regular business hours of Firstar, upon reasonable notice to Firstar.

          Regardless of the above, Firstar reserves the right to reprocess and correct administrative errors at its own expense.

     B.    In order that the indemnification provisions
contained in this section shall apply, it is understood
that  if  in  any case the indemnitor may be  asked  to
indemnify   or   hold  the  indemnitee  harmless,   the
indemnitor shall be fully and promptly advised  of  all
pertinent  facts concerning the situation in  question,
and  it is further understood that the indemnitee  will
use  all  reasonable  care  to  notify  the  indemnitor
promptly  concerning any situation  which  presents  or
appears  likely to present the probability of  a  claim
for  indemnification.  The indemnitor  shall  have  the
option to defend the indemnitee against any claim which
may  be  the subject of this indemnification.   In  the
event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

5.   Proprietary and Confidential Information

     Firstar  agrees  on  behalf  of  itself  and   its
directors,   officers,   and   employees    to    treat
confidentially  and as proprietary information  of  the
Company  all records and other information relative  to
the   Company   and   prior,  present,   or   potential
shareholders  of  the  Company  (and  clients  of  said
shareholders),  and  not  to  use  such   records   and
information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where Firstar may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

6.   Data Necessary to Perform Services

     The Company or its agent, which may be Firstar, shall furnish to Firstar the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

7.   Term of Agreement

     This  Agreement shall become effective as  of  the
date  hereof and, unless sooner terminated as  provided
herein,  shall  continue automatically  in  effect  for
successive  annual  periods.   The  Agreement  may   be
terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.
However, this Agreement may be amended by mutual written consent of the parties.

8.   Notices

     Notices of any kind to be given by either party to
the  other party shall be in writing and shall be  duly
given  if  mailed or delivered as follows:   Notice  to
Firstar shall be sent to:

     Firstar Mutual Fund Services, LLC
     615 East Michigan Street
     Milwaukee, WI  53202

and notice to the Company shall be sent to:
     Frontegra Funds, Inc.
     400 Skokie Boulevard, Suite 500
     Northbrook, IL  60062-2815
     Attn:  William Forsyth

9.   Duties in the Event of Termination

     In the event that, in connection with termination,
a   successor   to   any   of   Firstar's   duties   or
responsibilities hereunder is designated by the Company
by  written  notice to Firstar, Firstar will  promptly,
upon  such  termination  and  at  the  expense  of  the
Company, transfer to such successor all relevant books,
records, correspondence, and other data established  or
maintained by Firstar under this Agreement  in  a  form
reasonably   acceptable to the Company  (if  such  form
differs  from the form in which Firstar has maintained,
the  Company  shall  pay any expenses  associated  with
transferring the data to such form), and will cooperate
in  the  transfer  of such duties and responsibilities,
including   provision  for  assistance  from  Firstar's
personnel in the establishment of books, records, and other data by such successor.

10.  Governing Law

     This   Agreement  shall  be  construed   and   the
provisions  thereof interpreted under and in accordance
with  the  laws  of  the State of Wisconsin.   However,
nothing   herein  shall  be  construed  in   a   manner
inconsistent  with  the  1940  Act  or  any   rule   or
regulation  promulgated by the Securities and  Exchange
Commission thereunder.

11.  Records

     Firstar  shall  keep  records  relating   to   the
services  to  be performed hereunder, in the  form  and
manner,  and  for such period as it may deem  advisable
and  is  agreeable to the Company but not  inconsistent
with   the   rules   and  regulations  of   appropriate
government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. Firstar agrees that all such records prepared or maintained by Firstar relating to the services to be performed by Firstar hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer in one or more counterparts as of the day and year first written above.



FRONTEGRA FUNDS, INC.              FIRSTAR MUTUAL FUND
                                   SERVICES, LLC

By:  /s/ William D. Forsyth, III   By:  /s/ Robert Kern
   -----------------------------      ----------------------------
Its:    Co-President               Its:    Senior Vice President
   -----------------------------      ----------------------------

        Fund Administration Servicing Agreement

                                                       Exhibit A

       Separate Series of Frontegra Funds, Inc.

            Name of Series                     Date Added
            ---------------------------------------------
            Frontegra Total Return Bond Fund   September 1, 1999
            Frontegra Opportunity Fund         September 1, 1999
            Frontegra Growth Fund              September 1, 1999
            Frontegra Emerging Growth Fund     December 31, 1999